WAIVER, CONSENT AND AMENDMENT NO. 13
                                    TO
                    AMENDED AND RESTATED CREDIT AGREEMENT
                    -------------------------------------

     This WAIVER, CONSENT AND AMENDMENT NO. 13 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment No. 13" or this "Amendment") is entered into as of this 15th day of April, 1999, by and among ICON HEALTH & FITNESS, INC., a Delaware corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Agent"), for itself as a Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Schedule A to the Agreement (as hereinafter defined).

                                   RECITALS
                                   --------
      WHEREAS, Borrower, Agent and Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of November 14, 1994, as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 8, 1995, that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 31, 1996, that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 24, 1996, that certain Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of July 12, 1996, that certain Amendment No. 5 to the Amended and Restated Credit Agreement, dated as of August 14, 1996 ("Amendment 5"), that certain Amendment No. 6 to the Amended and Restated Credit Agreement, dated as of August 23, 1996, that certain Consent and Amendment No. 7 to the Amended and Restated Credit Agreement, dated as of November 12, 1996, that certain Waiver, Consent and Amendment No. 8 to the Amended and Restated Credit Agreement, dated as of March 17, 1997, that certain Waiver, Consent and Amendment No. 9 to Amended and Restated Credit Agreement dated as of July 31, 1997, that certain Amendment No. 10 to Amended and Restated Credit Agreement dated as of August 28, 1997, that certain Amendment No. 11 to Amended and Restated Credit Agreement dated as of November 25, 1997 ("Amendment 11"), and that certain Waiver, Consent and Amendment No. 12 to Amended and Restated Credit Agreement dated as of July 31, 1998 ("Amendment 12") (as further amended, supplemented, restated or otherwise modified from time to time, the "Agreement"); and
      WHEREAS, Borrower has requested that Agent and Lenders enter into certain amendments to the Agreement; and
      WHEREAS, Agent and Requisite Lenders have agreed to enter into certain amendments to the Agreement upon the terms and conditions set forth herein.
      NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
      Section
 1.   Amendment to Commitment Termination Date.
      Clause (i) of the definition of Revolving Commitment Termination Date contained in Schedule A to the Credit Agreement is amended to read in its entirety as follows:

            "(i)  August 2, 1999"

      The following clause (c) is added to Section 1.2 of the Agreement:

            (c) Notwithstanding any provision herein contained to the contrary, all of the Term Loan Obligations shall be due and payable in full on the Revolving Commitment Termination Date.


      Section 1. 0. 1.        Amendments to Borrowing Base.

       A. For the period of February 1, 1999 through June 30, 1999, Sections 1.7 and 1.8, of the Agreement shall be amended and restated to read in their entirety as follows; provided that if the EBITDA criterion in clause B below is met, the formulation set forth in this clause A shall remain in effect until the Obligations are paid in full:

            1.7 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Accounts of Borrower and its domestic Subsidiaries shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Accounts in its reasonable credit judgment exercised in good faith. In no event shall the criteria set forth below be changed to make more credit available. Eligible Accounts shall not include any Account of Borrower or its domestic Subsidiaries:

            (a) which does not arise from the sale of goods or the performance of services by Borrower or a domestic Subsidiary of Borrower in the ordinary course of its business;

            (b) upon which (i) Borrower's or its applicable domestic Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower or the applicable domestic Subsidiary of Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or its domestic Subsidiaries' completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

            (c) to the extent that any defense, counterclaim, charge- back, setoff or dispute is asserted as to, or applicable to, such Account;

            (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor and payable in Dollars;

            (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

            (f) that (i) is not owned by Borrower or one of its domestic Subsidiaries or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders which shall be first priority Liens;

            (g) that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any of its domestic Subsidiaries;

            (h) that is more than ninety (90) days past due; or (i) that is not paid within one hundred twenty (120) days following its original invoice date (or one hundred fifty (150) days following its original invoice date in the case of Service Merchandise Company).

            Without  duplicating  the  criteria  set  forth in  clauses  (h) and
(i)above, there shall be deducted from the total amount of Eligible Accounts the allowance for doubtful accounts attributable to current Accounts as determined in accordance with GAAP.

            1.8 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Inventory of Borrower and its domestic Subsidiaries shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Inventory in its reasonable credit judgment exercised in good faith, including without limitation reserves equal to the amount of any Permitted Encumbrances that are senior to Agent's security interests in the Eligible Inventory. In no event shall the criteria set forth below be changed to make more credit available. Eligible Inventory shall not include any Inventory of Borrower or its domestic Subsidiaries that:

            (a) is not owned by Borrower or one of its domestic Subsidiaries free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or one of its domestic Subsidiaries' performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances of the type identified in clauses (v) or (vi) of the definition of Permitted Encumbrances;

            (b) is (i) not located on premises owned by Borrower or one of its domestic Subsidiaries or (ii) is stored at leased premises or with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) in each case, a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y)reserves satisfactory to Agent have been established with respect thereto;
            (c) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent, on behalf of itself and Lenders;

            (d) is Healthrider Inventory that is unsalable, shopworn, seconds, damaged or unfit for sale as determined in accordance with GAAP; or

            (e) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien, subject only to
 Permitted Encumbrances of the type referred to in Section 1.8(a).

       B. Unless Borrower's consolidated EBITDA for the twelve months ending May 31, 1999 exceeds $65,000,000 and Borrower has delivered financial statements to Agent and Lenders demonstrating the foregoing on or before June 30, 1999, then from July 1, 1999 through the date on which the Obligations are paid in full, Sections 1.7 and 1.8 of the Agreement shall be automatically amended and restated to read in their entirety as follows:

            1.7 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Accounts of Borrower and its domestic Subsidiaries shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Accounts in its reasonable credit judgment \exercised in good faith. In no event shall the criteria set forth below be changed to make more credit available. Eligible Accounts shall not include any Account of Borrower or its domestic Subsidiaries:

           C. which does not arise from the sale of goods or the performance of services by Borrower or any of its domestic Subsidiaries in the ordinary course of its business;

            D. upon which (i) Borrower's or its domestic Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower or its domestic Subsidiaries are not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or its domestic Subsidiaries' completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

            E. to the extent that any defense, counterclaim, charge-back, setoff or dispute is asserted as to, or applicable to, such Account;

            F. that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor and payable in Dollars;

            G. with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

            H. that (i) is not owned by Borrower or a domestic Subsidiary of Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

            I. that arises from a sale to any director, officer, other employee or Affiliate of Borrower or any of its domestic Subsidiaries;

            J. that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof and is subject to the Federal Assignment of Claims Act of 1940, unless Agent, in its sole discretion, has agreed to the contrary in writing or the Borrower or the applicable domestic Subsidiary of Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, with respect to such obligation;

            K. that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the Maritime Provinces of Canada) unless
(I) supported by a letter of credit in form and substance and issued by a financial institution reasonably acceptable to Agent that is pledged, endorsed and delivered to Agent or (II) such Account Debtor and the jurisdiction where such Account Debtor resides are each acceptable to Agent in its sole and absolute discretion;

            L. that is the obligation of an Account Debtor to whom Borrower or the applicable domestic Subsidiary is liable for goods sold or services rendered by the Account Debtor to Borrower; provided, however, that only the portion of the Account equal to the amount owed to such Account Debtor shall be ineligible;

            M. that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

            N. other than a consumer Account covered by clause (s), that is in default; provided, further, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                        (i) the Account is not paid within sixty (60)days past its due date;

                        (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                        (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors; provided, however, that Accounts of Account Debtors with annual revenues in excess of $500,000,000 that arise while such Account Debtors are operating under Chapter 11 of Title 11 of the United States Code (but not Accounts arising prior thereto) shall not be deemed to be in default unless such Accounts are not paid within forty-five (45) days past the original invoice date.

            O. which is the obligation of an Account Debtor that is in default (as defined in subparagraph (l)(i) above) on fifty percent(50%) or more of the dollar amount of Accounts upon which such Account Debtor is obligated;

            P. other than a consumer Account covered by clause (s), which Account is by its original terms due more than one hundred twenty (120) days from its original invoice date (or one hundred fifty (150) days following its original invoice date in the case of Service Merchandise Company);

            Q. which arises from any bill-and-hold or other sale of goods which remain in Borrower's or any of its domestic Subsidiaries' possession or under Borrower's or any of its domestic Subsidiaries' control;

            R. as to which Agent's interest, on behalf of itself and other Lenders, is not a first priority perfected security interest;

            S. as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or any of the other Loan Documents is untrue in any material respect;

            T. to the extent such Account exceeds any credit limit for such Account Debtor established by Agent, in its reasonable discretion upon reasonable prior notice to Borrower;

            U. which are consumer Accounts in excess of $50,000,000 in the aggregate, or to the extent two or more payments on any such Account remain unpaid for longer than thirty (30) days; or

            V. to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper.

           1.8 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment exercised in good faith determine which Inventory of Borrower and its domestic Subsidiaries shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time to adjust any such criteria, to establish new criteria and to establish reserves with respect to Eligible Inventory in its reasonable credit judgment exercised in good faith, including without limitation reserves equal to the amount of any Permitted Encumbrances that are senior to Agent's security interests in the Eligible Inventory. In no event shall the criteria set forth below be changed to make more credit available. Eligible Inventory shall not include any Inventory of Borrower or any domestic Subsidiary of Borrower that:

           (a) is not owned by Borrower or a domestic Subsidiary of Borrower free and clear of all Liens and rights of any other person, except the Liens in favor of Agent, on behalf of itself and Lenders, and encumbrances set forth in clause (v) or (vi) of the definition of Permitted Encumbrances;

           (b) (i) is not located on premises owned by Borrower or one of its domestic Subsidiaries or (ii) is stored at leased premises or with a bailee, warehouseman or similar Person, unless (x) in each case, a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) reserves satisfactory to Agent have been established with respect thereto;

           (c) is covered by a negotiable document of title, unless such document has been delivered to Agent;

           (d) in Agent's reasonable opinion, is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

           (e) consists of display items or packing or shipping materials, work-in-progress Inventory or replacement parts for production equipment;

           (f) consists of discontinued or slow-moving items or finished goods of substandard quality;

           (g) is placed by Borrower or one of its domestic Subsidiaries on consignment;

           (h) is not of a type held for sale in the ordinary course of Borrower's or one of its domestic Subsidiaries' business;

           (i) as to which Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

           (j) as to which any of the representations or warranties pertaining to Inventory set forth in the Agreement or any of the other Loan Documents is untrue in any material respect; or

           (k)     is Inventory in transit;

           provided, however, the amount of Eligible Inventory shall be reduced by the amount of, without limitation, any freight-in charges which Agent reasonably determines are otherwise included in Eligible Inventory, and provided further, that inventory that is not owned by Borrower or one of its domestic Subsidiaries or in which the Agent does not have a first and prior perfected security interest (subject only to Permitted Encumbrances of the type referred to in Section 1.8(a)) shall not be deemed to be Inventory or Eligible Inventory for any purpose.

       W. For purposes of determining the Borrowing Base pursuant to each of clauses A and B above, to the extent that payment of an Account has been received in Borrower's or its domestic Subsidiary's Lock Box, such Account shall cease to be an Eligible Account, regardless of whether or when the proceeds of that Account are transferred to Agent.

      Section

 1.  Amendments  to Financial  Covenants  (Schedule  I).  Clauses (c) and (d) of
Schedule I are hereby amended to read in their entirety effective as of February 28, 1999 as set forth in Schedule I attached hereto.

      Section 1. 0. 1.    Delivery of May Financial Statements.
Notwithstanding any provision of the Agreement to the contrary, Borrower shall deliver to Agent and Lenders the financial statements required by clause (b) of Schedule G to the Credit Agreement for the Fiscal Quarter ending May 31, 1999, on or prior to June 30, 1999, and the failure to do so shall constitute an immediate Event of Default not subject to any cure period.

      Section 1. 0. 2.    Waiver and Release.  Borrower hereby waives and
releases any and all claims it may have against Agent and each Lender arising under, or in connection with, the Agreement, any of the other Loan Documents or any transactions in connection therewith.

      Section 1. 2. 3.    Representations And Warranties Of Borrower.
Borrower represents and warrants that:

      A. the execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity

(regardless of whether such enforcement is sought in a proceeding in equity or at law);

      B. each of the representations and warranties contained in the Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

      C. neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Ultimate Holdings, Intermediate Holdings, Holdings, Borrower or any of its Subsidiaries is a party or by which any of their property is bound; and

      D. after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing under the Agreement.

      Section

 1. Conditions To Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

      A. Execution and delivery of this Amendment by Requisite Lenders and Borrower.

      B. The representations and warranties contained herein shall be true and correct in all respects.

      C. Delivery to Agent of a duly executed opinion of in-house counsel to Borrower, in form and substance satisfactory to Agent and its counsel, opining as to the due authorization, execution and delivery of this Amendment and the absence of any conflict between this Amendment and any other agreements or obligations of Ultimate Holdings, Intermediate Holdings, Holdings or Borrower.

      D. Delivery to Agent of a duly executed opinion of outside counsel to Borrower, in form and substance satisfactory to Agent and its counsel, opining as to the absence of any conflict between this Amendment and any other agreements of Ultimate Holdings, Intermediate Holdings, Holdings or Borrower relating to the Zero Coupon Notes, the Senior Notes, or other Indebtedness.

      E. Execution and delivery to Agent of a Reaffirmation of Guaranty by ICON International Holdings, Inc., JumpKing, Inc., and Universal
Technical Services, Inc.

      Section

 1. Success Fee. Borrower shall pay to Agent for the benefit of all Lenders a success fee in the amount of $411,830.22. Such fee shall be due and payable on the earlier to occur of the date on which the Obligations are paid in full or the Revolving Loan Commitment Termination Date and shall be paid to the Persons that are Lenders as of the date hereof (or their successors and assigns) in accordance with their Pro Rata Shares as of the date hereof. Such fee is in addition to the success fee set forth in Section 21 of Amendment 12.

      Section 1. 0. 1.   Additional Reporting.  On the first Tuesday
following the date hereof and on the corresponding Tuesday of each month thereafter during normal business hours, Borrower's senior management will schedule and participate in conference calls with Agent and Lenders to discuss with Agent and Lenders (i) Borrower's progress toward completing the recapitalization contemplated by the lock-up letter attached hereto as Exhibit A and (ii) Borrower's current operating performance.

      Section 1. 0. 2.   Reference To And Effect Upon The Agreement.

      A. Except as specifically amended above, the Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

      B. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Agreement or any Loan Document, nor constitute a waiver of any provision of the Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Agreement as amended hereby.

      Section

 1. Costs And Expenses. As provided in Section 11.3 of the Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

      Section 1. 0. 1.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

      Section 1. 0. 2.   Headings.  Section headings in this Amendment are
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

      Section 1. 0. 3.   Counterparts.  This Amendment may be executed in
any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
                           (signature page follows)

      IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

                              ICON HEALTH & FITNESS, INC.

                              By:

                              Title:


Revolving Credit Loan         GENERAL ELECTRIC CAPITAL CORPORATION,
Commitment:  $177,500,000,          as Agent and Original Lender
(including a Supplemental
Credit Loan Commitment        By:
of $2,500,000)
Term Loan A:  $1,117,340.88   Title:


Revolving Credit Loan         PILGRIM AMERICA PRIME RATE TRUST
Commitment:  $0,
Term Loan B:  $15,551,874.33  By:

                              Title:


Revolving Credit Loan         THE FIRST NATIONAL BANK OF CHICAGO
Commitment:  $23,500,000,           (assignee of NBD Bank)
Term Loan A:  $335,285.55
                              By:

                              Title:


Revolving Credit Loan         BANKBOSTON, N.A.
Commitment:  $18,000,000,
Term Loan A:  $223,393.29
                              By:

                              Title:


Revolving Credit Loan         NATIONSBANK OF TEXAS, N.A.
Commitment:  $17,500,000,

                              By:

                              Title:


Revolving Credit Loan         ZIONS FIRST NATIONAL BANK
Commitment:  $9,000,000,
Term Loan A:  $223,393.29
                              By:

                              Title:


Revolving Credit Loan         THE CIT GROUP/BUSINESS CREDIT, INC.
Commitment:  $15,500,000,
Term Loan A:  $223,393.29
                              By:

                              Title:


Revolving Credit Loan         UNION BANK
Commitment:  $13,000,000,
Term Loan A:  $335,285.55
                              By:

                              Title:


Revolving Credit Loan         CITICORP USA, INC.
Commitment:  $29,250,000,
(including a Supplemental
Credit Loan Commitment        By:
of $2,500,000)
Term Loan A:  $1,286,369.76   Title:


Revolving Credit Loan         THE PROVIDENT BANK
Commitment:  $6,750,000,
Term Loan A:  $167,838.39
                              By:

                              Title:


Revolving Credit Commitment (including
$5,000,000 Supplemental Credit Loan
Commitment):                             $310,000,000.00
Term Loans:                              $ 19,464,174.33
                                         ---------------
Total                                    $329,464,174.33

                                SCHEDULE I


      (c) Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a ratio of (i) EBITDA (excluding deferred management fees payable to Bain Capital, Inc.) to (ii) Interest Charges for the 12-month period then ended of not less than the following:

            1.35 for the Fiscal Quarter ending February 28, 1999; and 1.70 for the Fiscal Quarter ending May 31, 1999 and each
                 Fiscal Quarter ending thereafter.

      (d) Minimum Debt Service Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a ratio of
(i) EBITDA (excluding deferred management fees payable to Bain Capital, Inc.) to
(ii) Debt Service, in each case, for the 12-month period then ended of not less than the following:

            1.15 for the Fiscal Quarter ending February 28, 1999; and 1.30 for the Fiscal Quarter ending May 31, 1999 and each
                 Fiscal Quarter ending thereafter.

                                  EXHIBIT A

                            Form of Lock-Up Letter